UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 18, 2016

HOST HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices)    (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Host Hotels & Resorts, Inc. (the “Company”) has filed two prospectus supplements dated April 18, 2016 to the prospectus dated April 18, 2016 that is part of a Registration Statement on Form S-3 (Registration No. 333-210809) relating to (i) the offer and sale from time to time of up to 18,064,506 shares of common stock, par value $0.01 per share, by the Company to holders which may receive such shares upon the tender of units of limited partnership interest in Host Hotels & Resorts, L.P. (“Host L.P.”) for redemption and (ii) the offer and sale from time to time of up to 90,597 shares of common stock, par value $0.01 per share, of the Company by the selling stockholders that received such shares upon the exchange of their holdings in Host L.P.’s 2.50% Exchangeable Senior Debentures due 2029.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Venable LLP (relating to the offer and sale of up to 18,064,506 shares of common stock).

5.2	Opinion of Venable LLP (relating to the offer and sale of up to 90,597 shares of common stock).

23.1	Consent of Venable LLP (included as part of Exhibit 5.1).

23.2	Consent of Venable LLP (included as part of Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.
(Registrant)

Date: April 18, 2016	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Venable LLP (relating to the offer and sale of up to 18,064,506 shares of common stock).

5.2	Opinion of Venable LLP (relating to the offer and sale of up to 90,597 shares of common stock).

23.1	Consent of Venable LLP (included as part of Exhibit 5.1).

23.2	Consent of Venable LLP (included as part of Exhibit 5.2).